Exhibit 1.1

FS CREDIT REAL ESTATE INCOME TRUST, INC.

Continuous Public Offering of Shares of Common Stock, $0.01 par value per share

DEALER MANAGER AGREEMENT

September 6, 2017

FS Investment Solutions, LLC

201 Rouse Boulevard

Philadelphia, PA 19112

Ladies and Gentlemen:

Subject to the terms described herein, as of the Effective Date (as defined below) of the Registration Statement (as defined below) for the Current Offering (as defined below) FS Investment Solutions, LLC shall serve as the dealer manager (the “Dealer Manager”) for FS Credit Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), in connection with (1) the distribution, on a “best efforts” basis, of the shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), being offered to the public pursuant to the Registration Statement on Form S-11 (No. 333-216037), on file with the U.S. Securities and Exchange Commission (the “Current Offering”), consisting of (a) a primary offering; and (b) shares of Common Stock being offered to stockholders of the Company pursuant to the Company’s distribution reinvestment plan (the “DRIP”); and (2) the distribution, on a “best efforts” basis, of shares of any class of Common Stock offered from time to time hereafter in any subsequent public offering (each a “Follow-On Offering”) registered under the Securities Act of 1933, as amended (“Securities Act”), pursuant to a Registration Statement on Form S-11 filed with the U.S. Securities and Exchange Commission (the “SEC”). As used in this Agreement, the term (a) “Primary Shares” means shares of Common Stock offered and sold to the public pursuant to the Company’s primary offering, including the primary offering of the Current Offering and any Follow-On Offering, (b) “DRIP Shares” means shares of Common Stock offered to stockholders of the Company pursuant to the DRIP as currently in effect at any time, (c) “Offering” means the Current Offering or any Follow-On Offering, as appropriate, and as used herein refers to a public offering of Common Stock pursuant to the Registration Statement on Form S-11 filed with the SEC for the registration of the Offered Shares to be sold in such public offering, and (d) “Offered Shares” means the Primary Shares, together with DRIP Shares, to be sold in any Offering.

The differences between the class of shares of Common Stock and the eligibility requirements are each shares are described in detail in the Prospectus (as defined below). Primary Shares are to be issued and sold to the public at a purchase price equal to the Company’s net asset value (“NAV”) for the class of shares being purchased on such day determined after the close of business on each business day, divided by the number of shares of that class outstanding as of the close of business on such date (as calculated in accordance with the procedures described in the Prospectus), plus any applicable selling commissions and dealer manager fees, subject in certain circumstances to waivers or reductions of such selling commissions and/or dealer manager fees. For stockholders who participate in the DRIP, the cash distributions attributable to the class of shares that each stockholder owns will be automatically invested in additional shares of the same class. DRIP Shares are to be issued and sold to stockholders of the Company at a purchase price equal to the Company’s NAV per share of that share class on such day prior to giving effect to any share purchases or redemptions to be effected on such day (as calculated in accordance with the procedures described in the Prospectus, as hereinafter defined).

The Company has entered into an amended and restated advisory agreement, dated as of August 30, 2017 (the “Advisory Agreement”), with FS Real Estate Advisor, LLC, a Delaware limited liability company (the “Adviser”).

In consideration of the mutual covenants and agreements set forth in this Dealer Manager Agreement (this “Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Adviser hereby agree with the Dealer Manager as follows:

1. Representations, Warranties and Covenants of the Company and the Adviser.

The Company and the Adviser hereby represent, warrant and covenant to the Dealer Manager and each Selected Dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement (the “Selected Dealer Agreement”) in substantially the form attached as Exhibit A to this Agreement (or such other form as shall be approved in writing by the Company) that, as of the date hereof and at all times during the term hereof (provided that, to the extent such representations, warranties and covenants are given only as of a specified date or dates, the Company and the Adviser only make such representations, warranties and covenants as of such specified date or dates):

1.1 The Company has prepared and filed with the SEC the Registration Statement for the registration of the Offered Shares to be sold in the Current Offering in accordance in all material respects with applicable requirements of the Securities Act and the applicable rules and regulations of the SEC promulgated thereunder (the “Securities Act Regulations”). Such Registration Statement includes a preliminary prospectus and such amendments thereto and such amended prospectuses as may have been required through the date hereof, and the Company will file such additional amendments and supplements thereto as may hereafter be required. As used herein, the term “Registration Statement” means a registration statement on Form S-11 on file with and declared effective by the SEC, as amended through the date hereof, provided that, if the Company files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective by the SEC; and provided further, that, with respect to any Follow-On Offering, the term “Registration Statement” means the registration statement filed with the SEC by the Company in accordance with applicable requirements of the Securities Act and the Securities Act Regulations for the registration of the Offered Shares to be sold in such Follow-On Offering and declared effective by the SEC, as amended by the last post-effective amendments thereto declared effective by the SEC. As used herein, the term “Prospectus” shall refer to the prospectus, as amended or supplemented, on file with the SEC at the Effective Date (as defined below) of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), including any Prospectus on file with respect to any Follow-On Offering; provided, that if such Prospectus is amended or supplemented after the Effective Date, the term “Prospectus” shall refer to such Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Securities Act Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to either Rule 424(b) or 424(c) of the Securities Act Regulations from and after the date on which it shall have been filed with the Commission. As used herein, the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto, including any Registration Statement prepared and filed with the SEC by the Company to register Offered Shares to be sold in a Follow-On Offering, is or was first declared effective by the SEC, and the term “Filing Date” means the applicable date upon which an initial Prospectus or any amendment or supplement thereto is filed with the SEC. The terms Registration Statement and Prospectus, in all cases, shall include the documents, if any, incorporated by reference therein.

1.2 The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective Date, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company and the Adviser make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager or any Selected Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

1.3 The Advisory Agreement has been duly authorized, executed and delivered by the Company.

1.4 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Adviser and the Dealer Manager, is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.5 Each of the Company and the Adviser has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Company and the Adviser taken as a whole or would materially and adversely affect the regulatory status of the Adviser such that the Adviser would be prevented from carrying out its obligations under the Advisory Agreement (as applicable to the Company or the Adviser, a “Material Adverse Effect”).

1.6 The Adviser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Adviser and, assuming due authorization, execution and delivery by the Company and the Dealer Manager, is a legal, valid and binding agreement of the Adviser enforceable against the Adviser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.7 The Offered Shares conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus. The authorized, issued and outstanding Common Stock as of the date hereof are as set forth in the Prospectus under the caption “Description of Shares.” As of the date hereof, all the issued and outstanding shares of Common Stock of the Company are fully paid and non-assessable.

1.8 The Company is not in violation of its articles of incorporation or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not violate the terms of or constitute a default under: (a) its articles of incorporation or bylaws; or (b) any indenture, mortgage, deed of trust, lease or other material agreement to which the Company is a party; or (c) any law, rule or regulation applicable to the Company; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

1.9 The Adviser is not in violation of its certificate of formation or its limited liability company agreement and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Adviser will not violate the terms of or constitute a default under: (a) its certificate of formation or limited liability company agreement; or (b) any indenture, mortgage, deed of trust, lease or other material agreement to which the Adviser is a party; or (c) any law, rule or regulation applicable to the Adviser; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Adviser except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

1.10 The Company is organized in a manner that conforms with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s intended method of operation, as set forth in the Prospectus, would enable it to meet the requirements for taxation as a REIT under the Code.

1.11 The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

1.12 Except as have been obtained or waived, no material consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Offered Shares, except (a) registration of the Offered Shares under the Securities Act; (b) any necessary qualification or registration under the securities or blue sky laws of the jurisdictions in which the Offered Shares are being offered by the Dealer Manager and the Selected Dealers; and (c) any necessary qualification under the conduct rules set forth in the Financial Industry Regulatory Authority, Inc. (“FINRA”) rulebook (the “FINRA Rules”).

1.13 Unless otherwise disclosed in the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company or the Adviser, threatened against either the Company or the Adviser at law or in equity or before or by any federal or state commission, regulatory body, or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

1.14 The issuance and sale of the Offered Shares have been duly authorized by the Company, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance and sale of the Offered Shares by the Company are not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or bylaws of the Company or under any agreement to which the Company is a party or otherwise.

1.15 The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of the Company, as of the date specified and the results of its operations for the periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the SEC, except as described in the notes thereto. No additional financial statements are required to be included in the Registration Statement or the Prospectus.

1.16 Ernst & Young LLP, whose report on the financial statement of the Company included in the Registration Statement and Prospectus, are, and during the period covered by the report included in the Registration Statement and the Prospectus, were independent registered public accountants as required by the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board.

1.17 Since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendments or supplements thereto, there has not been any event or development which could reasonably be seen as having a Material Adverse Effect.

1.18 There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required. The agreements to which either the Company or the Adviser is a party which are described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by the Company and/or the Adviser except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and, to the best of the Company’s and the Adviser’s knowledge, no party thereto is in breach or default under any of such agreements except where such breach or default would not result in a Material Adverse Effect.

1.19 The Company has, and, to the knowledge of the Company, all of the Company’s directors or officers in their capacities as such have, complied in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

1.20 Neither the Company nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

1.21 Each of the Company and the Adviser expects to implement and maintain controls and other procedures that will be designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company will make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Adviser; and the Company and the Adviser expect to implement and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s knowledge, neither the Company nor the Adviser, nor any employee or agent thereof, has made any payment of funds of the Company or the Adviser, as the case may be, or received or retained any funds, and no funds of the Company have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Company or the Adviser.

1.22 No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers and security holders of the Company, the Adviser or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.

2. Covenants of the Company and the Adviser.

The Company and the Adviser hereby jointly and severally covenant and agree with the Dealer Manager that:

2.1 The Company will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly advise the Dealer Manager (i) of the receipt of any comments of, or requests for additional or supplemental information from, the SEC, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus and (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or under the Securities Act; and (d) promptly notify the Dealer Manager if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, and, to the extent the Company determines that such action is in its best interest, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

2.2 In addition to and apart from the Prospectus, the Company intends to furnish to all appropriate regulatory agencies and use printed sales literature or other materials in connection with the Offering prepared by the Company, the Adviser or the Dealer Manager. Such printed sales literature or other materials prepared by the Company, the Adviser or the Dealer Manager, provided that the use of said sales literature and other materials has been approved for use by the Company in writing and all appropriate regulatory agencies, are referred to hereinafter as the “Authorized Sales Materials.” In the event that the Company uses printed materials in connection with the Offering prepared by the Company, the Adviser or the Dealer Manager that is intended for “broker-dealer use only” or “advisor use only,” the Dealer Manager shall use such materials in accordance with Section 4.3 below.

2.3 The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. The Company will similarly furnish to the Dealer Manager and Selected Dealers designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Offered Shares of (a) the Prospectus in preliminary and final form and every form of supplement to the Prospectus or post-effective amendment to the Registration Statement; and (b) the Authorized Sales Materials.

2.4 The Company will use its commercially reasonable efforts to (a) qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each jurisdiction designated in Exhibit B hereto (the “Qualified Jurisdictions”) and (b) maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Company will prepare and file all such reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Dealer Manager shall have provided the Company with any information required for such filings or reports that is in the Dealer Manager’s possession. The Company will notify the Dealer Manager promptly following each date of (i) the effectiveness of qualification or exemption of Offered Shares in any additional jurisdiction in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities; and (ii) a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect. The Company will file and obtain clearance of the Authorized Materials to the extent required by applicable state securities laws. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

2.5 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Company, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Selected Dealers shall suspend the offering and sale of the Offered Shares in accordance with Section 4.3 hereof until such time as the Company, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Offered Shares and (b) has prepared any required supplement to the Prospectus or post-effective amendment to the Registration Statement as shall be necessary to correct such statement or omission and to comply with the requirements of Section 10 of the Securities Act.

2.6 The Company will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus.

2.7 The Company will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

The Company will disclose a per share estimated value of the Offered Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5).

3. Payment of Expenses and Fees.

3.1 The Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Selected Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Company’s legal counsel and the independent registered public accounting firm; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Company shall designate as appropriate and the determination of their eligibility for investment under state law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Dealer Manager; (e) filing for review by FINRA of all necessary documents and information relating to the Offering and the Offered Shares (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Company’s employees in making road show presentations with respect to the offering of the Offered Shares; and (h) the performance of the Company’s other obligations hereunder.

3.2 The Company or the Adviser shall reimburse the Dealer Manager or Selected Dealers for bona fide accountable due diligence expenses incurred by the Dealer Manager or such Selected Dealer. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Selected Dealer and their personnel when visiting the Company’s offices to verify information relating to the Company. The Dealer Manager or any Selected Dealer shall provide to the Company a detailed and itemized invoice for any such due diligence expenses. Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Company with respect to a particular Offering hereunder shall cause total organization and offering expenses (as defined under the Company’s articles of incorporation) to exceed 15% of gross proceeds from such Offering.

3.3 In addition to payment of Company expenses under Section 3.1, the Company shall reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) legal counsel to the Dealer Manager, including fees and expenses incurred prior to the Effective Date; (b) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (c) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Company, industry sponsored conferences and informational seminars; and (d) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Company pursuant to this Section 3.3 that would cause the total underwriting compensation paid in connection with the Offering to exceed 10.0% of the gross proceeds from the sale of the primary Offered Shares, excluding reimbursement of bona fide due diligence expenses as provided under Section 3.2.

4. Obligations and Compensation of Dealer Manager.

The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Company and the Adviser (provided that, to the extent representations and warranties of the Company and the Adviser are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates), as follows:

4.1 The Company hereby appoints the Dealer Manager as its exclusive agent and distributor during the period commencing with the date hereof and ending on the termination date as determined pursuant to Section 11 (the “Termination Date”) to solicit and to cause Selected Dealers to solicit subscriptions for the Offered Shares at the subscription price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus and the Subscription Agreement, and the Dealer Manager agrees to use its best efforts to procure subscribers for the Offered Shares during the term hereof. The Offered Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and, at the Dealer Manager’s sole option, by (i) any Selected Dealers whom the Dealer Manager may retain, each of which shall be members of FINRA in good standing and other properly licensed financial intermediaries, pursuant to an executed Selected Dealer Agreement with such Selected Dealer and (ii) any RIA that the Dealer Manager or the Company may retain pursuant to an executed Selected Investment Adviser’s Agreement with such RIA. Any Offered Shares offered and sold pursuant to an executed Selected Investment Adviser Agreement will be offered and sold through a registered broker-dealer and a member of FINRA as Broker of Record. In addition, any transactions in the Offered Shares effected by those investment adviser representatives of the RIA who are not registered representatives of a broker-dealer registered under the Exchange Act shall be effected through the RIA’s custodian as Broker of Record. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Offered Shares on said terms and conditions. The Dealer Manager represents to the Company that (i) it is a member of FINRA in good standing, (ii) it and its employees and representatives are properly registered and licensed as required by any applicable law, rule, or regulation to act under this Agreement and (iii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules and regulations (“Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares. In addition, the Dealer Manager represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control regulations (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement.

The Dealer Manager further represents that it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act, and the Dealer Manager hereby agrees, upon request of the Company, to provide an annual certification to the Company that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML Program and its OFAC Program and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.

4.2 With respect to its participation and the participation by each Selected Dealer in the offer and sale of the Offered Shares (including, without limitation, any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Selected Dealer Agreement, each Selected Dealer shall have agreed, to comply and shall comply with all the applicable requirements under the Securities Act, the Exchange Act, conduct rules of FINRA or its predecessor, the National Association of Securities Dealers, Inc. (specifically including, but not in any way limited to NASD Rule 2340, FINRA Rule 2310 (including the obligations with respect to disclosure of certain information relating to liquidity and marketability of prior programs pursuant to FINRA Rules 2310(b)(3)(D)) and FINRA Rules 2040 and 5141 therein (each, as may be amended from time to time), and any other applicable foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling the Offered Shares. The Dealer Manager agrees, and each Selected Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Selected Dealer’s participation in any resales or transfers of the Offered Shares. In addition, the Dealer Manager agrees, and each Selected Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Selected Dealer will fully comply with all applicable FINRA or Commission Rules or any other applicable Federal or state laws.

4.3 The Dealer Manager shall cause the Offered Shares to be offered and sold only in the Qualified Jurisdictions, and in such additional jurisdictions as may be added thereto in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities. No Offered Shares shall be offered or sold for the account of the Company in any other jurisdictions. The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Offered Shares only the Prospectus and the Authorized Sales Materials. The Authorized Sales Materials may only be furnished to prospective investors if accompanied or preceded by the Prospectus. The Dealer Manager represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company or use any “broker-dealer use only” or “advisor use only” materials with members of the public in connection with offers or sales or the Offered Shares. The Dealer Manager agrees, and will cause the Selected Dealers to each agree, to suspend or terminate offering and sale of the Offered Shares upon request of the Company at any time and to resume offering and sale of the Offered Shares upon subsequent request of the Company.

4.4 In consideration for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager the following:

(a) Subject to discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended and restated from time to time, upfront selling commissions (the “Selling Commissions”) applicable to the total public offering price of Offered Shares of up to 3.0% of the gross proceeds received from the sale of Class T and Class T-C Primary Shares accepted and confirmed by the Company. For these purposes, a “sale of Offered Shares” shall occur if and only if, a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents, and the Company has thereafter distributed the Selling Commission to the Dealer Manager in connection with such transaction. Selling Commission may be reallowed in whole or in part to the Selected Dealer who sold the Offered Shares giving rise to such commissions, as described more fully in the Selected Dealer Agreement entered into with such Selected Dealer; provided, however, that no commissions described in this clause (a) shall be payable in respect of the purchase of Offered Shares: (i) through an investment advisory representative affiliated with a Selected Dealer who is paid on a fee-for-service basis by the investor; (ii) by a Selected Dealer (or such Selected Dealer’s registered representative), in its individual capacity, or by a retirement plan of such Selected Dealer (or such Selected Dealer’s registered representative) or (iii) by an officer, director or employee of the Company, the Adviser or their respective affiliates. No Selling Commissions will be paid to the Dealer Manager on sales of Class D, Class M or Class I Primary Shares or any DRIP Shares.

(b) Subject to discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended and restated from time to time, a dealer manager fee in the amount of 1.25% of the gross proceeds from the sale of Class T Primary Shares (the “Dealer Manager Fee”), all or a portion of which may be reallowed to Selected Dealers (as described more fully in the Selected Dealer Agreement entered into with such Selected Dealer), which reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the number of shares sold by such Selected Dealer, the assistance of such Selected Dealer in marketing the Offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to selected broker-dealers in similar offerings being conducted during the term hereof; provided, however, that no Dealer Manager Fee shall be payable in respect of the purchase of Offered Shares by an officer, director or employee of the Company, the Adviser or their respective affiliates, or with respect to Offered Shares sold to any “benefit plan investor” as that term is defined in ERISA § 3(42), 29 U.S.C. § 1003(42). No Dealer Manager Fees will be paid to the Dealer Manager on sales of Class D, Class M or Class I Primary Shares or any DRIP Shares.

(c) Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended and restated from time to time, an annual stockholder servicing fee (the “Stockholder Servicing Fee”) of up to 0.3%, 0.3%, 1.0% and 0.85% of the aggregate NAV of the Class D, Class M, Class T and Class T-C Offered Shares, respectively; provided that the stockholder servicing fee for Class T-C shares will be comprised of an advisor Stockholder Servicing Fee of 0.60% per annum, and a dealer Stockholder Servicing fee of 0.25% per annum, of the aggregate NAV for the Class T-C shares The applicable Stockholder Servicing Fee will accrue daily and will be payable to the Dealer Manager on a monthly basis and in accordance with the terms and conditions as set forth in the Prospectus. As set forth in the Prospectus, the Dealer Manager, in its sole discretion, may reallow all or a portion of the

Stockholder Services Fee with respect to the Class D, Class M, Class T and Class T-C Offered Shares to Selected Dealers who sold the Class D, Class M, Class T or Class T-C Offered Shares giving rise to a portion of such Stockholder Servicing Fee to the extent the Selected Dealer Agreement with such Selected Dealer provides for such a reallowance and such Selected Dealer is in compliance with the terms of such Selected Dealer Agreement related to such reallowance; provided, however, that upon the date when the Dealer Manager is notified that the Selected Dealer who sold the Class D, Class M, Class T or Class T-C Offered Shares giving rise to a portion of the Stockholder Servicing Fee is no longer the broker-dealer of record with respect to such Class D, Class M, Class T or Class T-C Offered Shares or that the Selected Dealer no longer satisfies any or all of the conditions in its Selected Dealer Agreement for the receipt of the Stockholder Servicing Fee, then the Selected Dealer’s entitlement to the Stockholder Servicing Fees related to such Class D, Class M, Class T or Class T-C Offered Shares, as applicable, shall cease, and Selected Dealer shall not receive the Stockholder Servicing Fee for any portion of the month in which Selected Dealer is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to the Class D, Class M, Class T or Class T-C Offered Shares, as applicable, made in connection with a change in the registration of record for the Class D, Class M, Class T or Class T-C Offered Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Selected Dealer shall be entitled to a pro rata portion of the Servicing Fees related to the Class D, Class M, Class T or Class T-C Offered Shares, as applicable, for the portion of the month for which the Dealer was the broker-dealer of record.

Thereafter, such Stockholder Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class D, Class M, Class T or Class T-C Offered Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer Manager may also reallow some or all of the Stockholder Servicing Fee to other broker-dealers who provide services with respect to the Offered Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

No Stockholder Servicing Fees will be payable with respect to sales of Class I, Class S and Class Y Offered Shares.

The Company will cease paying Stockholder Servicing Fees with respect to any Class T, Class T-C and Class M Offered Shares held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total underwriting compensation from the Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees, as applicable, paid with respect to such account would exceed 7.25% (or a lower limit for shares sold by certain Selected Dealers) of the gross proceeds from the sale of shares in such account. Similarly, the Company will cease paying Stockholder Servicing Fees with respect to any Class D shares held in a stockholder’s account at the end of the month when the total underwriting compensation from the Stockholder Servicing Fees paid with respect to such account equals 1.25% (or a lower limit for shares sold by certain Selected Dealers) of gross proceeds from the sale of shares in such account. In addition, the Company will cease paying Stockholder Servicing Fees on each Class T, Class T-C, Class D and Class M Offered Share held in a stockholder’s account and such shares will convert to Class I shares on the earliest to occur of the following: (i) a listing of Class I shares, (ii) the sale or other disposition of all or substantially all of the Company’s assets or its merger or consolidation with or into another entity, in a transaction in which holders of Class T, Class T-C, Class D and Class M Offered Shares receive cash and/or shares of stock that are listed on a national securities exchange or (iii) the date following the completion of an Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including Selling Commissions, Dealer Manager Fees, Stockholder Servicing Fees and other underwriting compensation, is equal to 10% of the gross proceeds from the primary portion of such Offering.

For purposes of this Agreement, the portion of the Stockholder Servicing Fee accruing with respect to Class D, Class M, Class T or Class T-C Offered Shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

4.5 The Company will not be liable or responsible to any Selected Dealer for direct payment of Selling Commissions, Dealer Manager Fees or Stockholder Servicing Fees to such Selected Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of all such of Selling Commissions, Dealer Manager Fees or the Stockholder Servicing Fees to Selected Dealers. Notwithstanding the above, the Company, in its sole discretion, may act as agent of the Dealer Manager by making direct payment of Selling Commissions, Dealer Manager Fees or the Stockholder Servicing Fees to such Selected Dealers without incurring any liability therefor. The Selling Commissions, Dealer Manager Fees and the Stockholder Servicing Fees payable to the Dealer Manager with respect to any Offered Shares sold will be paid or offered promptly following the acceptance of subscribers for such Offered Shares as stockholders by the Company.

4.6 The Dealer Manager represents and warrants to the Company, the Adviser and each person that signs the Registration Statement that the information regarding the Offering in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.7 The Dealer Manager and all Selected Dealers will offer and sell the Offered Shares at the public offering prices per share as determined in accordance with the Prospectus.

5. Indemnification.

5.1 For the purposes of this Section 5, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

5.2 The Company and the Adviser, jointly and severally, will indemnify, defend (subject to Section 5.6) and hold harmless the Selected Dealers and the Dealer Manager, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Selected Dealers or Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by either the Company or the Adviser, any material breach of a covenant contained herein by either the Company or the Adviser, or any material failure by either the Company or the Adviser to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement thereto, (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company or the Adviser under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading, and the Company and the Adviser will reimburse each Selected Dealer or Dealer Manager, and/or their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Selected Dealer or Dealer Manager, and/or their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company or the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Company or the Adviser by the Dealer Manager or (y) to the Company, the Adviser or Dealer Manager by or on behalf of any Selected Dealer expressly for use in the Registration Statement or any such post-effective amendment thereto, or the Prospectus or any such supplement thereto. This indemnity agreement will be in addition to any liability which either the Company or the Adviser may otherwise have.

Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 5.2 is further limited to the extent that no such indemnification by the Company or the Adviser of a Selected Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

5.3 The Dealer Manager will indemnify, defend and hold harmless the Company and the Adviser, their respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager or any material failure by the Dealer Manager to perform its obligations hereunder, (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement thereto, (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading; provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Adviser by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, (d) any use of sales literature by the Dealer Manager not authorized or approved by the Company or any use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Offered Shares by the Dealer Manager, (e) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, (f) any material violation by the Dealer Manager of this Agreement, (g) any failure by the Dealer Manager to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, SEC Rules and the USA PATRIOT Act or (h) any other failure by the Dealer Manager to comply with applicable FINRA or Commission Rules. The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

5.4 Each Selected Dealer severally will indemnify, defend and hold harmless the Company, the Adviser, the Dealer Manager, each of their respective Indemnified Parties and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Adviser, the Dealer Manager, any of their respective Indemnified Parties or any person who signed the Registration Statement, may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims (including the reasonable and documented costs of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty by the Selected Dealer, any material breach of a covenant by the Selected Dealer or any material failure by the Selected Dealer to perform its obligations hereunder or under the Selected Dealer Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or the Prospectus or any supplement thereto, (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus or necessary to make statements therein not misleading; provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Adviser or the Dealer Manager by the Selected Dealer specifically for use with reference to the Selected Dealer in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, (d) any use of sales literature by the Selected Dealer not authorized or approved by the Company or use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Offered Shares by such Selected Dealer or Selected Dealer’s representatives or agents, (e) any untrue statement made by such Selected Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, (f) any failure by the Selected Dealer to comply with Section VII or Section X of the Selected Dealer Agreement to which it is a party, or any other material violation of the Selected Dealer Agreement to which it is a party, (g) any failure of the Selected Dealer to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act or (h) any other failure by the Selected Dealer to comply with applicable FINRA or Commission Rules or any other applicable Federal or state laws, including its failure to ensure the appropriate FINRA licensing credentials for its representatives. Each Selected Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Selected Dealer may otherwise have.

5.5 Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party within 60 days of the commencement thereof and the omission to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section 5 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable and documented legal and other expenses (subject to

Section 5.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

5.6 An indemnifying party under Section 5 of this Agreement shall be obligated to reimburse an indemnified party for reasonable and documented legal and other expenses as follows:

(a) In the case of the Company and/or the Adviser indemnifying the Dealer Manager, the advancement of funds of the Company to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder of the Company or the legal action is initiated by a stockholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases which the Dealer Manager is found not to be entitled to indemnification.

(b) In any case of indemnification other than that described in Section 5.6(a) above, the indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

5.7 The indemnity agreements contained in this Section 5 shall remain operative and in full force and effect regardless of: (a) any investigation made by or on behalf of any Selected Dealer, or any person controlling any Selected Dealer, or by or on behalf of the Company, the Adviser, the Dealer Manager or any officer, trustee or director thereof, or by or on behalf of the Company or the Dealer Manager; (b) delivery of any Offered Shares and payment therefor; and (c) any termination of this Agreement or any Selected Dealer Agreement. A successor of any Selected Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 5.

6. Survival of Provisions.

The respective agreements, representations and warranties of the Company, the Adviser and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Selected Dealer or any person controlling the Dealer Manager or any Selected Dealer or by or on behalf of the Company, the Adviser or any person controlling the Company; and (b) the delivery of payment for the Offered Shares. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 5, 6, 7, 9, 10, 11 and 15, all of which will survive the termination of this Agreement.

7. Applicable Law.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of Delaware applicable to contracts formed and to be formed entirely within the State of Delaware, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.

8. Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

9. Entire Agreement.

This Agreement and the Exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

10. Successors and Amendment.

10.1 This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Company, the Adviser and their respective successors and permitted assigns and shall inure to the benefit of the Selected Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

10.2 This Agreement may be amended only by the written agreement of the Dealer Manager, the Company and the Adviser.

10.3 Neither the Company or Adviser, nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Company and the Adviser, acting together, on the other hand.

11. Term and Termination.

11.1 This Agreement may be terminated by the Dealer Manager, on the one hand, or the Company and the Adviser acting together, on the other, in the event that (a) the Company or the Adviser, on the one hand, or the Dealer Manager, on the other, shall have materially failed to comply with any of the material provisions of this Agreement or (b) the Company or the Adviser, on the one hand, or the Dealer Manager, on the other, materially breaches any of its representations and warranties contained in this Agreement and, in the case of the Company or the Adviser, such breach or breaches, individually or in the aggregate, would have a Material Adverse Effect; provided, however, that no party may terminate this Agreement under this sentence unless such failure(s) or breach(es) under clause (a) or (b) above is or are not cured within thirty (30) days after such party has delivered notice of intent to terminate under this Section 11.1. In any case, this Agreement shall expire at the close of business on the Termination Date.

11.2 Notwithstanding Section 11.1, this Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Company’s directors who are independent directors (as defined in the Company’s articles of incorporation) on not more than sixty (60) days’ written notice to the Dealer Manager and the Adviser; and will automatically terminate in the event of its assignment.

11.3 The Dealer Manager, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate account designated by the Company, (ii) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (iii) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering and (iv) notify Selected Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

11.4 Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 4 at such time as such compensation becomes payable.

12. Confirmation.

The Company hereby agrees and assumes, or will arrange for a party designated by it to assume, the duty to confirm, on its behalf and on behalf of Selected Dealers, all orders for purchase of Offered Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

13. Submission of Orders.

13.1 Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a Subscription Agreement substantially in the form attached as an Appendix to the Prospectus and to deliver to the Selected Dealer or Dealer Manager, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as a “Subscription Payment”) for the purchase price of the Offered Shares, which must be at least the minimum purchase amount set forth in the Prospectus. The Dealer Manager shall ensure that any Selected Dealer shall only offer to sell and accept Subscription Agreements and Subscription Payments for classes of Offered Shares that it is authorized to sell pursuant to the Selected Dealer Agreement (including any schedules or exhibits thereto) and in accordance with the offering terms and conditions as set forth in the Prospectus. Persons who purchase Offered Shares shall make their instruments of payment payable to “FS Credit Real Estate Income Trust.” Purchase orders received by the Company prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time; the “close of business”) on any business day will be executed at the price per share of the class of shares being purchased calculated at the end of such business day in accordance with the procedures described in the Prospectus. Purchase orders placed after the close of business on any business day, or on a day that is not a business day, will be executed at the price per share of the class of shares being purchased calculated at the end of the next business day in accordance with the procedures described in the Prospectus. No sale of Offered Shares shall be completed until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus.

The Company will sell the Offered Shares on a continuous basis at prices and in accordance with the offering terms and conditions set forth in and subject to any adjustment described or otherwise provided in the Prospectus. Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

The Processing Broker-Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions, or for a class of Offered Shares that such Processing Broker-Dealer is not authorized to sell, or for a sale of Offered Shares not meeting the offering terms and conditions set forth in the Prospectus, shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of the second business day following receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and Subscription Payments received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 13. Transmittal of received investor funds will be made in accordance with the following procedures.

13.2 If the Processing Broker-Dealer conducts its internal supervisory review at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and Subscription Payment for deposit to the Company or its designated agent.

13.3 If the Processing Broker-Dealer conducts its internal supervisory review at a different location (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payment for deposit to the Company or its designated agent.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly for deposit to the Company or its designated agent. The Processing Broker-Dealer shall furnish to the Company or its designated agent, as applicable, with each delivery of Subscription Payments a list of the subscribers showing the name, U.S. address, tax identification number, state of residence, amount of Offered Shares subscribed for and the amount of money paid.

14. Suitability of Investors; Compliance with Privacy Laws

14.1 The Dealer Manager will offer Offered Shares, and in its agreements with Selected Dealers will require that the Selected Dealers offer Offered Shares, only to those persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing that the Offered Shares are qualified for sale or that such qualification is not required. Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), the Dealer Manager represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both the Dealer Manager and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Offered Shares, the Dealer Manager will comply, and in its agreements with Selected Dealers the Dealer Manager will require that the Selected Dealers comply, with the provisions of the FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

The Dealer Manager further represents, warrants and covenants that neither the Dealer Manager, nor any person associated with the Dealer Manager, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Prospectus, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules. The Dealer Manager agrees to ensure that, and in its agreements with Selected Dealers the Dealer Manager will require such Selected Dealers to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, the Dealer Manager, or a person associated with the Dealer Manager, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Company) concerning his age, investment objectives, other investments, financial situation and needs and any other information known to the Dealer Manager, or person associated with the Dealer Manager, that (i) the investor can reasonably benefit from an investment in the Offered Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his entire investment in the Offered Shares, (C) the lack of liquidity of the Offered Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Company and (E) the tax consequences of an investment in the Offered Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Offered Shares or by the beneficiary of such fiduciary account. The Dealer Manager further represents, warrants and covenants, and in its agreements with Selected Dealers that the Dealer Manager will require such Selected Dealers to represent, warrant and covenant, that it, or a person associated with it, will make every reasonable effort to determine the suitability and appropriateness of an investment in Offered Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Offered Shares pursuant to a subscription solicited by the Dealer Manager, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established. The Dealer Manager agrees to, and shall require Selected Dealers to, retain all such documents and records in the Dealer Manager’s or Selected Dealers’, as applicable, records for a period of six years from the date of the applicable sale of Offered Shares and to make such documents and records available to (i) the Company upon request and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon the Dealer Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. The Dealer Manager shall not, and shall cause Selected Dealers not to, purchase any Offered Shares for a discretionary account without obtaining the prior written approval of the Dealer Manager’s customer and his or her signature on a Subscription Agreement.

14.2 The Dealer Manager agrees, and in its agreements with Selected Dealers the Dealer Manager will require that the Selected Dealers to agree, (a) to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P, (ii) the privacy standards and requirements of any other applicable Federal or state law and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; (b) to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) to determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.

In the event the Dealer Manager uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, the Dealer Manager will consult the List to determine whether the affected customer has exercised his or her opt-out rights. The Dealer Manager understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

15. Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile or (d) on the fifth business day after deposited in the U.S. mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Company:	FS Credit Real Estate Income Trust, Inc.
201 Rouse Boulevard
Philadelphia, PA 19112
Facsimile: (215) 495-1189
Attention: Michael C. Forman

If to the Adviser:	FS Real Estate Advisor, LLC
201 Rouse Boulevard
Philadelphia, PA 19112
Facsimile: (215) 495-1189
Attention: Michael C. Forman

If to the Dealer Manager:	FS Investment Solutions, LLC
201 Rouse Boulevard
Philadelphia, PA 19112
Facsimile: (215) 495-1189
Attention: President & Legal

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 15.

16. No Partnership.

Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as an employee, agent or representative of, or in association with or in partnership with, the Company; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized to sell the Offered Shares according to the terms set forth in the registration statement and the Prospectus as amended and supplemented and in this Agreement.

17. Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

[The remainder of the page is intentionally left blank.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“CORPORATION”

FS CREDIT REAL ESTATE INCOME TRUST, INC.

By:	/s/ Michael C. Forman
Name: Michael C. Forman
Title: President and Chief Executive Officer

“ADVISER”

FS REAL ESTATE ADVISOR, LLC

By:	/s/ Michael C. Forman
Name: Michael C. Forman
Title: Chief Executive Officer

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

FS INVESTMENT SOLUTIONS, LLC

By:	/s/ Steve DeAngelis
Name: Steve DeAngelis
Title: President

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT

FS CREDIT REAL ESTATE INCOME TRUST, INC.

Continuous Public Offering of Shares of Common Stock, $0.01 par value per share

FORM OF SELECTED DEALER AGREEMENT

Dated:

Ladies and Gentlemen:

Subject to the terms described herein below, FS Investment Solutions, LLC, as the dealer manager (“Dealer Manager”) for FS Credit Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), invites you, (“Selected Dealer”) to participate in the distribution of shares of common stock of the Company, $0.01 par value per share, to be issued and sold to the public on a “best efforts” basis in any combination of Class D, Class M, Class I, Class T and Class T-C shares. The Class D, Class M, Class I, Class T and Class T-C shares will be sold at the offering prices as set forth in Section III hereof, which may be subject to change as set forth in the registration statement on Form S-11 filed by the Company (File No. 333-216037), which includes the Company’s prospectus, as amended or supplemented from time to time (the “Prospectus”). The term “Offered Shares” as used herein shall refer to any of the Class D, Class M, Class I, Class T and Class T-C shares permitted to be sold pursuant to the offering terms and conditions as set forth in the Prospectus.

I.	Dealer Manager Agreement

FS Real Estate Advisor, LLC, a Delaware limited liability company, is the investment adviser of the Company (the “Adviser”). The Dealer Manager has entered into a dealer manager agreement with the Company and the Adviser dated September 6, 2017, in the form attached hereto as Exhibit A (the “Dealer Manager Agreement”). Upon effectiveness of this Selected Dealer Agreement (this “Agreement”) pursuant to Section XIV below, you will become one of the Selected Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the representations, warranties and covenants contained in the Dealer Manager Agreement relating to the rights and obligations of a Selected Dealer, including, but not limited to, the provisions of Sections 2.5 and 4.3 regarding suspension of offers and sales of Offered Shares, Section 4.1 regarding solicitation of subscriptions of Offered Shares, Section 4.2 regarding regulatory compliance, Section 5, wherein each of the Selected Dealers severally agrees to indemnify and hold harmless the Company, the Adviser, the Dealer Manager and their respective officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 13 regarding submission of subscriptions for Offered Shares, and Section 14 regarding suitability of investors and compliance procedures for offers and sales of Offered Shares. Except as otherwise set forth herein, capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Dealer Manager Agreement. The Offered Shares are offered solely through broker-dealers who are members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and other properly licensed financial intermediaries.

A(v)Selected Dealer hereby agrees to use its best efforts to sell the Offered Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Selected Dealer an employee, agent, representative, or partner of the Dealer Manager, the Company or the Adviser, and Selected Dealer is not authorized to act for the Dealer Manager, the Company or the Adviser or to make any representations on their behalf except as set forth in the Prospectus and any printed sales literature or other materials prepared by the Company, the Adviser or the Dealer Manager, provided that the use of said sales literature and other materials has been approved for use by the Company in writing and all appropriate regulatory agencies (the “Authorized Sales Materials”). In the event that the Company uses printed materials in connection with the Offering prepared by the Company, the Adviser or the Dealer Manager intended for “broker-dealer use only,” Selected Dealer shall use such “broker-dealer use only” materials in accordance with Section VII below.

II.	Submission of Orders

Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a Subscription Agreement in the form attached as an Appendix to the Prospectus and to deliver to Selected Dealer or Dealer Manager, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft or wire (hereinafter referred to as a “Subscription Payment”) for the purchase price of the Offered Shares. Selected Dealer shall only offer to sell and accept completed Subscription Agreements and Subscription Payments for classes of Offered Shares that it is authorized to sell on Schedule 1 to this Agreement and in accordance with the offering terms and conditions as set forth in the Prospectus. There shall be a minimum initial purchase by any one purchaser of $5,000 in Class D, Class M, Class T and Class T-C Offered Shares and of $1,000,000 for Class I Offered Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Company to the Dealer Manager). Additional purchases of Offered Shares shall be in increments of $500 per transaction, except for purchases made pursuant to the Company’s distribution reinvestment plan (“DRP”), as described in the Prospectus. Any minimum purchase amount may be waived in the discretion of the Company’s board or the Adviser. Persons who purchase Offered Shares shall make their checks payable to “FS Credit Real Estate Income Trust.” Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares. Subscribers may not submit an initial purchase order until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus.

The Processing Broker-Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions or for a class of Offered Shares that such Processing Broker-Dealer is not authorized to sell on Schedule 1 of this Agreement, or for a sale of Offered Shares not meeting the offering terms and conditions of the Prospectus, shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of the second business day following receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and Subscription Payments received by the Processing

Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. If Selected Dealer instructs its customers to make its check for Offered Shares subscribed for payable directly to Selected Dealer, in which case Selected Dealer will collect the proceeds of the subscriber’s check and issue a check for the aggregate amount of the subscription proceeds made payable to the order of “FS Credit Real Estate Income Trust,” Selected Dealer represents that it is a “$250,000” broker dealer.

(a) If the Processing Broker-Dealer conducts its internal supervisory review at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and Subscription Payment for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Company or its designated agent.

(b) If the Processing Broker-Dealer conducts its internal supervisory review at a different location (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payment for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Company or its designated agent.

Selected Dealer understands that the Company reserves the unconditional right to reject any order, in whole or in part, for any or no reason.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly to the Transfer Agent. The Processing Broker-Dealer shall furnish with each delivery of Subscription Payments a list of the subscribers showing the name, U.S. address, tax identification number, state of residence, amount of Offered Shares subscribed for, and the amount of money paid.

III.	Pricing

Except as otherwise provided in the Prospectus, the Offered Shares shall be offered to the public at a purchase price payable in cash equal to the Company’s net asset value (“NAV”) per share applicable to the class of shares being purchased (as calculated in accordance with the procedures described in the Prospectus). Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to Selected Dealer by the Company or Dealer Manager, a minimum initial purchase of $5,000 in Class D, Class M, Class I, Class T or Class T-C Offered Shares is required, a minimum initial purchase by any one purchaser of $1,000,000 in Class I Offered Shares is required and additional investments may be made in cash in minimal increments of at least $500 in Offered Shares. The Company will sell the Offered Shares on a continuous basis at the respective NAV per share, subject to the adjustments described in or otherwise provided in the Prospectus. Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

For stockholders of the Company who elect to participate in the DRP, the cash otherwise distributable to them will be invested in additional shares of the same class or classes held by the participating stockholder. No selling commissions or dealer manager fees will be paid with respect to shares issued under the DRP. The Company will pay the plan administrator’s fees under the DRP.

The Offered Shares are nonassessable. Selected Dealer hereby agrees to place any order for the full purchase price except as otherwise provided in the Prospectus.

IV.	Selected Dealer’s Compensation

Except as described in the Prospectus and except as set forth in Schedule I to this Agreement, Selected Dealer’s selling commission applicable to the total public offering price of Offered Shares sold by Selected Dealer which it is authorized to sell pursuant to the offering terms and conditions of the Prospectus is up to 3.00% of the purchase price received from the sale of Class T and Class T-C Offered Shares sold by it and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager (the “Upfront Selling Commissions”). For these purposes, a “sale of Offered Shares” shall occur if, and only if, a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the Upfront Selling Commission to the Dealer Manager in connection with such transaction.

In addition, the Dealer Manager may reallow all or a portion of a dealer manager fee (the “Dealer Manager Fee”) of up to 1.25% of the purchase price received from the sale of Class T Offered Shares to the Selected Dealer as marketing fees or to defray other distribution-related expenses, which reallowance, if any, shall be determined by the Dealer Manager in its sole discretion based on factors including, but not limited to, the number of shares sold by Selected Dealer, the assistance of Selected Dealer in marketing the offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to selected broker-dealers in similar offerings being conducted during the Offering. Such reallowance shall be described in Schedule 1 to this Agreement.

No Dealer Manager Fees will be payable to Selected Dealer with respect to Offered Shares sold to any “benefit plan investor” as that term is defined in ERISA § 3(42), 29 U.S.C. § 1003(42); provided, however, it is the sole responsibility of Selected Dealer to ensure no Dealer Manager Fee is received on behalf of such Offered Shares and the Dealer Manager and Company are not liable for any Dealer Manager Fees paid with respect to Offered Shares sold to any “benefit plan investor.”

In addition to the Upfront Selling Commissions and Dealer Manager Fees described above, the Dealer Manager will receive stockholder servicing fees (the “Stockholder Servicing Fee”) of up to 0.30%, 0.30%, 1.00% and 0.85% per annum of the aggregate net asset value (“NAV”) of the outstanding Class D, Class M, Class T and Class T-C Offered Shares, respectively; provided that the Stockholder Servicing Fee for Class T-C Offered Shares will be comprised of an advisor Stockholder Servicing Fee of 0.60% per annum, and a dealer Stockholder Servicing Fee of 0.25% per annum, of the aggregate NAV for the Class T-C shares. The Stockholder Servicing Fee will accrue daily and be payable to the Dealer Manager on a monthly basis and in accordance with the offering terms and conditions as set forth in the Prospectus. All Stockholder Servicing Fees payable with respect to the sales of Class D, Class M, Class T and Class T-C Offered Shares will cease in accordance with the offering terms and conditions as set forth in the Prospectus. As set forth in the Prospectus, the Dealer Manager, in its sole discretion, may reallow all or a portion of the Stockholder Servicing Fee with respect to the Offered Shares to the Selected Dealer. Such reallowance shall be described in Schedule 1 to this Agreement.

Further, as set forth in the Prospectus, the Class D, Class M, Class T and Class T-C Offered Shares will automatically convert to Class I subject to and upon the satisfaction of certain conditions as described in the Prospectus.

Selected Dealer hereby waives any and all rights to receive payment of the Upfront Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees due until such time as the Dealer Manager is in receipt of such Upfront Selling Commissions, Dealer Manager Fees and Stockholder Servicing from the Company. Selected Dealer affirms that the Dealer Manager’s liability for Upfront Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees payable is limited solely to the proceeds receivable associated therewith.

Selected Dealer hereby acknowledges that the Company may reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) legal counsel to the Dealer Manager, including fees and expenses incurred prior to the Effective Date; (b) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (c) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Company, industry sponsored conferences and informational seminars; and (d) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Company that would cause the total underwriting compensation paid in connection with the Offering to exceed 10.0% of the gross proceeds from the sale of the primary Offered Shares, excluding reimbursement of bona fide due diligence expenses.

Selected Dealer acknowledges and agrees that no commissions, payments or amount whatsoever will be paid to Selected Dealer in respect of the purchase of Offered Shares by a Selected Dealer (or its registered representative), in its individual capacity, or by a retirement plan of such Selected Dealer (or its registered representative), or by an officer, director or employee of the Company, the Adviser or their respective affiliates.

The parties hereby agree that the foregoing underwriting compensation, including the Upfront Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Offered Shares, that Selected Dealer’s interest in the offering is limited to such compensation from the Dealer Manager and Selected Dealer’s indemnity referred to in Section 5 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such Upfront Selling Commissions, Dealer Manager Fees or Stockholder Servicing Fees to Selected Dealer. In addition, as set forth in the Prospectus, the Dealer Manager may reimburse Selected Dealers for bona fide accountable due diligence expenses incurred by such Selected Dealers. Selected Dealer shall provide a detailed and itemized invoice for any such due diligence expenses.

V.	Representations, Warranties and Covenants of Selected Dealer

In addition to the representations and warranties found elsewhere in this Agreement, Selected Dealer represents, warrants and agrees that:

(i) It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Selected Dealer is organized.

(ii) It is empowered under applicable laws and by Selected Dealer’s organizational documents to enter into this Agreement and perform all activities and services of Dealer provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Selected Dealer’s ability to perform under this Agreement.

(iii) The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of Offered Shares, will not constitute a breach of, or default under, any agreement or instrument by which Selected Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iv) All requisite actions have been taken to authorize Selected Dealer to enter into and perform this Agreement.

(v) It shall notify Dealer Manager, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to the Offered Shares offered hereunder against Selected Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls Selected Dealer, within the meaning of Section 15 of the Securities Act.

(vi) Selected Dealer will not sell or distribute Offered Shares or otherwise make any such Offered Shares available in any jurisdiction outside of the United States unless Selected Dealer receives prior written consent from Dealer Manager.

(vii) Selected Dealer acknowledges that the Dealer Manager will enter into similar agreements with other broker-dealers, which does not require the consent of Selected Dealer.

VI.	Payment

Payments of any Upfront Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees will be made by the Dealer Manager (or by the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to Selected Dealer within 30 days of the receipt by the Dealer Manager of the gross Upfront Selling Commission, Dealer Manager Fee or Stockholder Servicing Fee payments, as applicable, from the Company.

Selected Dealer, in its sole discretion, may authorize Dealer Manager (or the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to deposit Upfront Selling Commissions, Dealer Manager Fees, Stockholder Servicing Fees and other payments due to it pursuant to this Agreement directly to its bank account. If Selected Dealer so elects, Selected Dealer shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

VII.	Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order, in whole or in part, for any or no reason. Orders not accompanied by a Subscription Agreement and executed signature page thereto and the required Subscription Payment for the Offered Shares may be rejected. Issuance and delivery of the Offered Shares will be made only after actual receipt of payment therefor. If any Subscription Payment is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Offered Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, Selected Dealer agrees to return to the Dealer Manager within 30 days thereafter any Upfront Selling Commission or Dealer Manager Fee theretofore paid with respect to such order, and, if Selected Dealer fails to so return any such Upfront Selling Commission or Dealer Manager Fee, the Dealer Manager shall have the right to offset amounts owed against future Upfront Selling Commissions, Dealer Manager Fees or Stockholder Servicing Fees due and otherwise payable to Selected Dealer.

VIII.	Prospectus and Authorized Sales Materials

Selected Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Offered Shares except as set forth in the Prospectus and the Authorized Sales Materials. The Dealer Manager will supply Selected Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors, and Selected Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Offered Shares to an investor. Selected Dealer agrees that it will not send or give any supplements to the Prospectus, any amended Prospectus or any Authorized Sales Materials to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such Prospectus supplement, amended Prospectus or Authorized Sales Materials. Selected Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Offered Shares to members of the public. Selected Dealer agrees that it will not use in connection with the offer or sale of Offered Shares any materials or writings which have not been previously approved by the Company in writing other than the Prospectus and the Authorized Sales Materials. Selected Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Selected Dealer will deliver a Prospectus in transactions in the Offered Shares for a period of 90 days from the Effective Date of the Registration Statement or such longer period as may be required by the Exchange Act. Selected Dealer agrees to comply with all the applicable requirements under the Securities Act, the Exchange Act, conduct rules of FINRA or its predecessor, the National Association of Securities Dealers, Inc., and any other foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling Offered Shares.

IX.	License and Association Membership

Selected Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Selected Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Offered Shares under federal and state securities laws and regulations in all states where it offers or sells Offered Shares, and that it is a member in good standing of FINRA. Selected Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 3 to this Agreement. Selected Dealer represents and warrants that it is its sole responsibility to ensure that its representatives are properly registered and licensed as required by any applicable law, rule or regulation. This Agreement shall automatically terminate if Selected Dealer ceases to be a member in good standing of FINRA or with the securities commission of the state in which Selected Dealer’s principal office is located. Selected Dealer agrees to notify the Dealer Manager immediately if Selected Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Selected Dealer is currently registered or licensed, or in the case of a foreign dealer, so to conform. Selected Dealer also hereby agrees to abide by the conduct rules set forth in the FINRA rulebook (“FINRA Rules”), including, without limitation, FINRA Rules 2040, 2090, 2111, 2310, , 5110 and 5141 and NASD Rule 2340.

X.	Anti-Money Laundering Compliance Programs

Selected Dealer’s acceptance of this Dealer Agreement constitutes a representation to the Company and the Dealer Manager that Selected Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, U.S. Securities and Exchange Commission (the “SEC”) Rules (the “Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Offered Shares. In addition, Selected Dealer represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Dealer Manager at any time, Selected Dealer hereby agrees to (i) furnish a written copy of its AML Program and OFAC Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with Selected Dealer’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of FINRA Rules, the investors who purchase Offered Shares through Selected Dealer are “customers” of Selected Dealer and not the Dealer Manager. Nonetheless, to the extent that the Dealer Manager deems it prudent, Selected Dealer shall cooperate with the Dealer Manager’s reasonable requests for information, records and data related to the Company’s stockholders introduced to, and serviced by, Selected Dealer (the “Customers”). Notwithstanding the foregoing, Selected Dealer shall not be required to provide to the Dealer Manager any documentation that, in Selected Dealer’s reasonable judgment, would cause Selected Dealer to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. Selected Dealer hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. Selected Dealer hereby agrees, upon request by the Dealer Manager to (A) provide an annual certification to Dealer Manager that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements; (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act; and (B) perform and carry out, on behalf of both the Dealer Manager and the Company, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

XI.	Limitation of Offer; Suitability

Selected Dealer will offer Offered Shares only to persons who meet the respective suitability standards for each of the Class D, Class M, Class T, Class T-C and Class I Offered Shares, as applicable, set forth in the Prospectus and in accordance with the offering and conditions contained therein, or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing that the Offered Shares are qualified for sale or that such qualification is not required. Offered Shares are available for purchase by persons meeting the suitability standards described in the Prospectus. Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), Selected Dealer represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both Selected Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Offered Shares, Selected Dealer will comply with the provisions of FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

Selected Dealer further represents, warrants and covenants that neither Selected Dealer, nor any person associated with Selected Dealer, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Prospectus, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules. Selected Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, Selected Dealer, or a person associated with Selected Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Company) concerning his age, investment objectives, investment experience, income, net worth, other investments, financial situation and needs, and any other information known to Selected Dealer, or person associated with Selected Dealer, that (i) the investor can reasonably benefit from an investment in the Offered Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation, and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his entire investment in the Offered Shares, (C) the lack of liquidity of the Offered Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Company, and (E) the tax consequences of an investment in the Offered Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Offered Shares or by the beneficiary of such fiduciary account. Selected Dealer further represents, warrants and covenants that Selected Dealer, or a person associated with Selected Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Offered Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Offered Shares pursuant to a subscription solicited by Selected Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Selected Dealer agrees to retain such documents and records in Selected Dealer’s records for a period of six years from the date of the applicable sale of Offered Shares, to otherwise comply with the record keeping requirements provided in Section XII below and to make such documents and records available to (i) the Dealer Manager and the Company upon request, and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon Selected Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Selected Dealer further represents, warrants and covenants that it will notify Dealer Manager in writing if an investment in the Offered Shares becomes no longer suitable or appropriate for a proposed investor prior to the acceptance of the order by the Company. Selected Dealer shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of Selected Dealer’s customer and his or her signature on a Subscription Agreement.

XII.	Due Diligence; Adequate Disclosure

Prior to offering the Offered Shares for sale, Selected Dealer shall have conducted an inquiry (the “Diligence Review”) such that Selected Dealer has reasonable grounds to believe, based on information made available to Selected Dealer by the Company or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Offered Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, Selected Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (i) items of compensation; (ii) tax aspects; (iii) financial stability and experience of the Company and its Adviser; (iv) conflicts and risk factors; and (v) other pertinent reports. Notwithstanding the foregoing, Selected Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another Selected Dealer, provided that: (i) such Selected Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such other Selected Dealer; (ii) the results of the inquiry were provided to Selected Dealer with the consent of the other Selected Dealer conducting or directing the inquiry; and (iii) no Selected Dealer that participated in the inquiry is an affiliate of the Company or its Adviser. Prior to the sale of the Offered Shares, Selected Dealer shall inform each prospective purchaser of Offered Shares of pertinent facts relating to the Offered Shares including specifically the lack of liquidity and lack of marketability of the Offered Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Company or the Adviser except as set forth in the Prospectus and any Authorized Sales Materials.

XIII.	Compliance with Record Keeping Requirements

Selected Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Selected Dealer further agrees to keep such records with respect to each customer who purchases Offered Shares, his suitability and the amount of Offered Shares sold, and to retain such records for such period of time as may be required by the SEC, any state securities commission, FINRA, the North American Securities Administrators Association, Inc. (“NASAA”) or the Company.

XIV.	Customer Complaints

Each party hereby agrees to provide to the other party copies of any written or otherwise documented customer complaints received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Offered Shares are offered by the Dealer Manager or Selected Dealer), the Offered Shares or the Company.

XV.	Effective Date

This Agreement will become effective upon the last date it is signed by either party hereto. Upon effectiveness of this Agreement, all offers and sales of Offered Shares by Selected Dealer will be made pursuant to this Agreement exclusively and not through any prior agreement between Selected Dealer and the Dealer Manager, if any.

XVI.	Termination; Survival; Amendment

Selected Dealer will immediately suspend or terminate its offer and sale of Offered Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Offered Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice, which termination shall be effective 48 hours after such notice is given. This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Company’s directors who are independent directors (as defined in the Company’s charter) of the Company and who have no direct or indirect financial interest in the operation of the Company’s distribution plan or this Agreement or by vote a majority of the outstanding voting securities of the Company or the affected class of common stock, on not more than sixty (60) days’ written notice to the Dealer Manager and Selected Dealer; and will automatically terminate in the event of its assignment. This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to Selected Dealer, and any such amendment shall be deemed accepted by Selected Dealer upon placing an order for sale of Offered Shares after it has received such notice.

The respective agreements and obligations of Selected Dealer and the Dealer Manager set forth in Articles I, IV, V, VII, VIII, X, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX, XX, XXI, XXIV and XXV of this Agreement and Section 5 of the Dealer Manager Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

Notwithstanding the termination of this Agreement or the payment of any amount to Selected Dealer, Selected Dealer agrees to pay Selected Dealer’s proportionate share of any claim, demand or liability asserted against Selected Dealer and the other Selected Dealers on the basis that the Selected Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case Selected Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

XVII.	Privacy Laws

The Dealer Manager and Selected Dealer (each referred to individually in this section as a “party”) agree as follows:

(a) Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P; (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b) Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c) Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XVIII.	Selected Dealer’s Undertaking to Not Facilitate a Secondary Market in the Offered Shares

Selected Dealer acknowledges that there is no public trading market for the Offered Shares and that there are limits on the ownership, transferability and repurchase of the Offered Shares, which significantly limit the liquidity of an investment in the Offered Shares. Selected Dealer also acknowledges that the Company’s Share Repurchase Plan (the “Plan”) provides only a limited opportunity for investors to have their Offered Shares purchased by the Company and that the Company’s board may, in its sole discretion, amend, suspend, or terminate the Plan at any time in accordance with the terms of the Plan. Selected Dealer hereby agrees that so long as the Company is offering the Offered Shares under a Registration Statement filed with the SEC and the Company has not listed the Shares on a national securities exchange, Selected Dealer will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Offered Shares without the prior written approval of the Dealer Manager.

XIX.	Electronic Signatures and Electronic Delivery of Documents

If Selected Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Selected Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC, FINRA and NASAA including, as applicable, the NASAA Statement of Policy Regarding Use of Electronic Offering Documents And Electronic Signatures, adopted May 8, 2017, as amended (collectively, “Electronic Signature Law”)), to the extent the Company allows the use of Electronic Signature, in whole or in part, Selected Dealer represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; (iii) Selected Dealer will comply with all applicable the terms of the Electronic Signature Law; and (iv) Selected Dealer agrees to the Electronic Signature Use Indemnity Agreement attached as Exhibit B hereto.

If Selected Dealer intends to use electronic delivery to distribute the Prospectus or other documents related to the Fund to any Person, Selected Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA, NASAA and individual state securities administrators and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. In particular, and without limitation, Selected Dealer shall comply with the requirement under certain Statements of Policy adopted by NASAA that a sale of Offered Shares shall not be completed until at least five business days after the Prospectus has been delivered to the investor. Selected Dealer shall obtain and document its receipt of the informed consent to receive documents electronically of persons, which documentation shall be maintained by Selected Dealer and made available to the Company and/or the Dealer Manager upon request.

XX.	Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to FS Investment Solutions, LLC, 201 Rouse Boulevard, Philadelphia, PA 19112, and to Selected Dealer when mailed to the address specified by Selected Dealer below.

XXI.	Attorneys’ Fees; Applicable Law and Venue

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of Delaware applicable to contracts formed and to be formed entirely within the State of Delaware, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction; provided, however, that the governing law for causes of action for violations of federal or state securities law shall be governed by the applicable federal or state securities law.

XXII.	Successors and Assigns

Selected Dealer shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Dealer Manager. This Agreement shall be binding upon the Dealer Manager and Selected Dealer and their respective successors and permitted assigns.

XXIII.	Arbitration

In the event of a dispute concerning any provision of this Agreement (including any provisions of the Dealer Manager Agreement incorporated into this Agreement), either party may require the dispute to be submitted to binding arbitration, conducted on a confidential basis, under the then current commercial arbitration rules of FINRA or the American Arbitration Association (at the discretion of the party requesting arbitration) in accordance with the terms of this Agreement (including the governing law provisions of this section) and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the Philadelphia FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration. Except as provided otherwise in Section 5 of the Dealer Manager Agreement, in any action or arbitration to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. Each party to this Agreement hereby waives a trial by jury in any legal action or proceeding relating to this Agreement.

XXIV.	Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

XXV.	Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, which delivery may be made by exchange of copies of the signature page by facsimile transmission.

XXVI.	No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute Selected Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company or the other Selected Dealers; instead, this Agreement shall only constitute Selected Dealer as a dealer authorized by the Dealer Manager to sell the Offered Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

XXVII.	Confidentiality

Dealer Manager, the Company, Franklin Square Holdings, L.P. (“FSH”) or one of their affiliates or employees, agents or advisers (“Representatives”) (all such entities and persons, collectively, the “FS Entities”) may have provided and will furnish to Selected Dealer or its affiliates or Representatives with certain information that is either non-public, confidential or proprietary in nature in order to enable Selected Dealer to perform a diligence review. This information furnished to Selected Dealer or its affiliates or Representatives, including the terms and conditions of any agreements entered into between Selected Dealer or its affiliates and any

FS Entity, together with analyses, compilations, forecasts, studies or other documents prepared by Selected Dealer or its affiliates or Representatives which contain or otherwise reflect such information is hereinafter referred to as the “Information.” The term Information shall not include such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by Selected Dealer or its affiliates or Representatives in violation of this Agreement, or (ii) become available to Selected Dealer on a non-confidential basis from a source other than an FS Entity that has a bona fide right to do so and which is not subject to any obligation to keep such information confidential. In consideration of the FS Entities furnishing Selected Dealer or its affiliates or Representatives with the Information, Selected Dealer agrees that:

(a) The Information will be kept confidential and shall not, without FSH’s prior written consent, be disseminated or disclosed by Selected Dealer or its affiliates or Representatives, in any manner whatsoever, in whole or in part, and shall not be used by Selected Dealer or its affiliates or Representatives, other than in connection with performing the diligence review contemplated by Section XI of this Agreement. Moreover, Selected Dealer agrees to reveal the Information only to such of its affiliates or Representatives who need to know the Information for the purpose of performing the diligence review contemplated by Section XI of this Agreement, who are informed by Selected Dealer of the confidential nature of the Information and who agree to act in accordance with the terms and conditions of this Section XXV.

(b) All copies of the Information will be returned to FSH or destroyed upon FSH’s request.

(c) In the event that Selected Dealer or any of its affiliates or Representatives are requested or required (by oral questions, depositions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any of the Information, Selected Dealer will provide FSH with prompt written notice so that any of the FS Entities may seek a protective order, other appropriate remedy or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that FSH waives compliance with the provisions of this Agreement, Selected Dealer shall disclose such Information without liability hereunder; provided, however, that Selected Dealer will furnish only that portion of the Information which, in the opinion of its counsel, Selected Dealer is compelled to disclose and will not oppose any action by FSH to obtain reliable assurance that confidential treatment will be accorded the Information. Selected Dealer further agrees to exercise its reasonable efforts to otherwise preserve the confidentiality of the Information. Upon reasonable notice, Selected Dealer further agrees to cooperate with the FS Entities in obtaining a protective order or other appropriate remedy.

(d) In no event shall any of the FS Entities be liable for any losses, damages, claims or expenses incurred or actions undertaken by Selected Dealer or its affiliates or Representatives as a result of their receipt of the Information or their use thereof. Selected Dealer agrees that the Information is and shall remain the property of FSH and that none of the FS Entities has granted Selected Dealer or its affiliates or Representatives any license, copyright, or similar right with respect to any of the Information.

(e) Selected Dealer hereby acknowledges that Selected Dealer is aware, and that Selected Dealer will advise its affiliates or Representatives who have been provided with Information, that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Selected Dealer further acknowledges that some or all of the Information is or may be price-sensitive information and that the use of such Information may be regulated or prohibited by applicable legislation relating to insider dealing and Selected Dealer undertakes, on behalf of itself and its Representatives, not to use any Information for any unlawful purpose.

(f) FSH has the right to enforce this Section XXV as a third-party beneficiary.

[Signatures Appear on Following Pages]

A(xxxiii)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

“DEALER MANAGER”

FS INVESTMENT SOLUTIONS, LLC

By:
President

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1. Identity of Selected Dealer:

Full Legal Name:

(to be completed by Selected Dealer)

Type of Entity:

(to be completed by Selected Dealer)

Organized in the State of:

(to be completed by Selected Dealer)

Tax Identification Number:

(to be completed by Selected Dealer)

FINRA/CRD Number:

(to be completed by Selected Dealer)

2. Any notice under this Agreement will be deemed given pursuant to Section XVIII hereof when delivered to Selected Dealer as follows:

Company Name:

Attention to:

(Name)

(Title)

Street Address:

City, State and Zip Code:

Telephone No.:	( )

Facsimile No.:	( )

Email Address:

Accepted and agreed as of the date below:

“SELECTED DEALER”

(Print Name of Selected Dealer)

By:

Name:

Title:

Date:

SCHEDULE 1

TO

SELECTED DEALER AGREEMENT WITH

FS INVESTMENT SOLUTIONS, LLC (“DEALER MANAGER”)

NAME OF ISSUER: FS CREDIT REAL ESTATE INCOME TRUST, INC.

NAME OF SELECTED DEALER:

SCHEDULE TO AGREEMENT DATED:

Selected Dealer is hereby authorized to sell the following classes of Offered Shares (check all that apply) to the extent the Corporation is issuing and selling such class of Offered Shares:

❑ Class D	❑ Class M	❑ Class T	❑ Class T-C	❑ Class I

The Selected Dealer’s aggregate Upfront Selling Commission applicable to the total number of Offered Shares sold by the Selected Dealer and confirmed by the Company will be the percentage of the purchase price for such Offered Shares set forth below:

Class T Shares—3.00%	Class T-C Shares—3.00%

The Selected Dealer’s Dealer Manager Fee applicable to the total number of Offered Shares sold by the Selected Dealer and confirmed by the Company will be the percentage of the purchase price for such Offered Shares set forth below:

Class T Shares—1.25%

The Selected Dealer’s annual Stockholder Servicing Fee applicable to the total number of Offered Shares sold by the Selected Dealer and confirmed by the Company will be the percentage of the aggregate NAV for such Offered Shares set forth below:

Class D Shares—0.30%	Class M Shares—0.30%	Class T Shares—1.00%

Class T-C Shares—0.85% (0.60% to advisor and 0.25% to dealer)

“DEALER MANAGER”	“SELECTED DEALER”

FS INVESTMENT SOLUTIONS, LLC		:
(Print Name of Selected Dealer)

By:	By:
President	Name:
Title:

SCHEDULE 2

TO

SELECTED DEALER AGREEMENT WITH

FS INVESTMENT SOLUTIONS, LLC (“DEALER MANAGER”)

NAME OF ISSUER: FS CREDIT REAL ESTATE INCOME TRUST, INC.

NAME OF SELECTED DEALER:

SCHEDULE TO AGREEMENT DATED:

Selected Dealer hereby authorizes the Dealer Manager or its agent to deposit Upfront Selling Commissions, Dealer Manager Fees, Stockholder Servicing Fees and other payments due to it pursuant to this Selected Dealer Agreement to its bank account specified below. This authority will remain in force until Selected Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Selected Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Selected Dealer for an amount not to exceed the amount of the erroneous deposit. Instructions provided pursuant to this Schedule 2 will supersede the instructions provided by Selected Dealer with respect to all other funds sponsored by FS Investments.

☐ ACH	☐ Wire

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“SELECTED DEALER”

(Print Name of Selected Dealer/Beneficiary)

By:

Name:

Title:

Date:

For direct access to commission information, including support and allocation, please enroll in DST Internet Dealer Commissions (IDC). IDC allows a Selected Dealer to obtain commission statements at any time following the processing period. Please log on to www.DSTIDC.com to request access to reporting for all FS Investments investments. For further assistance, call the DST IDC team at 1-800-214-2101 or email commissions@dstsystems.com.

SCHEDULE 3

TO

SELECTED DEALER AGREEMENT WITH

FS INVESTMENT SOLUTIONS, LLC

Selected Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Montana
☐	Alaska	☐	Nebraska
☐	Arizona	☐	Nevada
☐	Arkansas	☐	New Hampshire
☐	California	☐	New Jersey
☐	Colorado	☐	New Mexico
☐	Connecticut	☐	New York
☐	Delaware	☐	North Carolina
☐	District of Columbia	☐	North Dakota
☐	Florida	☐	Ohio
☐	Georgia	☐	Oklahoma
☐	Guam	☐	Oregon
☐	Hawaii	☐	Pennsylvania
☐	Idaho	☐	Puerto Rico
☐	Illinois	☐	Rhode Island
☐	Indiana	☐	South Carolina
☐	Iowa	☐	South Dakota
☐	Kansas	☐	Tennessee
☐	Kentucky	☐	Texas
☐	Louisiana	☐	U.S. Virgin Islands
☐	Maine	☐	Utah
☐	Maryland	☐	Vermont
☐	Massachusetts	☐	Virginia
☐	Michigan	☐	Washington
☐	Minnesota	☐	West Virginia
☐	Mississippi	☐	Wisconsin
☐	Missouri	☐	Wyoming

EXHIBIT A

DEALER MANAGER AGREEMENT

EXHIBIT B

ELECTIONIC SIGNATURE USE INDEMNITY AGREEMENT

Selected Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section XVII hereof). In consideration of the Company allowing Selected Dealer and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selected Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Selected Dealer’s representations or covenants set forth in Section XVII hereof or the representations described below.

The Selected Dealer represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section XVII of the Selected Dealer Agreement. Selected Dealer represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Selected Dealer’s client given with such client’s prior authorization and consent. Selected Dealer represents that the Company may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Selected Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Selected Dealer’s client received all disclosures required by applicable Electronic Signature Law. Selected Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.

EXHIBIT B

QUALIFIED JURISDICTIONS

AS OF [•], 2017

☐	Alabama	☐	Montana
☐	Alaska	☐	Nebraska
☐	Arizona	☐	Nevada
☐	Arkansas	☐	New Hampshire
☐	California	☐	New Jersey
☐	Colorado	☐	New Mexico
☐	Connecticut	☐	New York
☐	Delaware	☐	North Carolina
☐	District of Columbia	☐	North Dakota
☐	Florida	☐	Ohio
☐	Georgia	☐	Oklahoma
☐	Guam	☐	Oregon
☐	Hawaii	☐	Pennsylvania
☐	Idaho	☐	Puerto Rico
☐	Illinois	☐	Rhode Island
☐	Indiana	☐	South Carolina
☐	Iowa	☐	South Dakota
☐	Kansas	☐	Tennessee
☐	Kentucky	☐	Texas
☐	Louisiana	☐	U.S. Virgin Islands
☐	Maine	☐	Utah
☐	Maryland	☐	Vermont
☐	Massachusetts	☐	Virginia
☐	Michigan	☐	Washington
☐	Minnesota	☐	West Virginia
☐	Mississippi	☐	Wisconsin
☐	Missouri	☐	Wyoming